UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corvex and Related Comment on CommonWealth REIT’s Inaccurate Disclosure

NEW YORK, April 1, 2014 – Corvex Management LP and Related Fund Management, LLC, whose separately managed investment funds collectively own approximately 9.6% of the outstanding shares of CommonWealth REIT (NYSE:CWH), today commented on CommonWealth’s inaccurate disclosure in its Form 8-K filed yesterday.

“We are disappointed by the Current Report on Form 8-K filed by the officers of CommonWealth REIT yesterday. In the filing, signed by John C. Popeo, CommonWealth’s current Treasurer and Chief Financial Officer, CommonWealth describes a letter received from The New York Stock Exchange (NYSE) describing certain deficiencies in meeting various listing standards as a result of the decision of the holders of over 81% of the outstanding shares to remove the entire Board of Trustees. Mr. Popeo goes on to note that the NYSE has also notified the Company that “if the above deficiencies are not cured by April 2, 2014, the Company will be deemed noncompliant and the NYSE will disseminate a below compliance indicator for the Company on April 4, 2014.”

“But conspicuously absent from the filing is any mention of correspondence previously received by CommonWealth’s counsel from the NYSE informing CommonWealth that the NYSE does not intend to delist CWH as long as a special meeting to elect new Trustees is held within a ‘timeframe reasonably consistent’ with the date previously proposed by CommonWealth, or May 23, 2014. This communication, which is reproduced below, was used by CommonWealth only last Thursday to support its argument before the Arbitration Panel that there was no need to accelerate the special meeting to a date earlier than the May 23rd date proposed by CommonWealth. In addition to attaching the correspondence reproduced below, CommonWealth’s counsel represented to the Arbitration Panel that “[t]he NYSE has confirmed it does not intend to delist CWH if it uses the May 23 date [as the date of the special meeting].”

“In light of the delayed timeframe CommonWealth has proposed for holding the special meeting, we urge CommonWealth’s officers to communicate accurately with its shareholders, particularly when referencing sensitive matters such as the Company’s listing status during its transition to a new Board.”

“We also urge CommonWealth and its advisors to complete by close of business today the filing of their preliminary information statement with the SEC and accelerate completion of the special meeting to elect a new Board. We are highly confident that regulators, including the SEC, will cooperate with the Company to make sure that a definitive information statement can be filed and disseminated to shareholders as early as the end of this week.”

The text of the correspondence, dated March 25, 2014, between CommonWealth’s counsel and the Staff of the NYSE, follows:

From: [REDACTED] [mailto: [REDACTED]@nyx.com]

Sent: Tuesday, March 25, 2014 9:04 AM

To: Cohen, Margaret R (BOS)

Cc: [REDACTED]; Gomes, Angela (BOS); [REDACTED]

Subject: RE: CommonWealth REIT

Margaret,

Thanks for the update. We will need to designate the company as “below compliance” during the period prior to the election of the new board and will send a letter to that effect that will trigger an 8-K filing requirement. Typically, we give companies a reasonable period of time to correct any defects in their board structure. Given CWH’s intention of holding a meeting to elect a new board as soon as possible, this unusual situation should have no further implications for the company’s listing status as long as it takes action within a timeframe reasonably consistent with that proposed in the release. I am copying [REDACTED], the vice president in charge of our continued listing compliance program as [REDACTED] staff will need to liaise with the company on this issue.

Regards,

[REDACTED]

From: Cohen, Margaret R [mailto: Margaret.Cohen@skadden.com]

Sent: Tuesday, March 25, 2014 7:46 AM

To: [REDACTED]

Cc: [REDACTED]; Gomes, Angela

Subject: CommonWealth REIT

[REDACTED], Please see attached press release that is being issued by CommonWealth REIT this morning. CWH is providing this announcement to the NYSE directly. This is a courtesy copy, as I have previously discussed the status of the consent solicitation to remove CWH’s Board with you. CWH will also provide a letter to the NYSE Corporate Compliance Department later today.

Thank you,

Margaret

******

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to solicit proxies to elect a slate of new trustees at the special meeting of shareholders. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 filed with the SEC on February 13, 2014.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550